Ex-99.2(a)(i)


                            CERTIFICATE OF FORMATION

                                       OF

                   ADVANTAGE ADVISERS TECHNOLOGY FUND, L.L.C.


         The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:

              FIRST:    The name of the limited liability company is Advantage
Advisers Technology Fund, L.L.C.

              SECOND:   The Company shall have its registered office in Delaware
at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in Delaware.

              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 9th day of December, 2003.



                               ADVANTAGE ADVISERS TECHNOLOGY FUND, L.L.C.



                                         By:  /s/ Howard M. Singer
                                              ----------------------------------
                                              Name:  Howard M. Singer
                                              Title: Manager/Authorized Person